STRATEGIC RESOURCES INTERNATIONAL, INC.
              1102 Meadowbrook Road. North Merrick, New York 11566
                 Tel/Fax: (516) 539-0339 skessler@optonline.net
                    -----------------------------------------

                            Financial Public Relations Agreement

     This Agreement (this "Agreement") is made as of April 24, 2003 by and among Steven F. Kessler D/B/A Strategic Resources International, Inc., (hereinafter referred to as the "Consultants") whose principal place of business is 1102 Meadowbrook Road, North Merrick, New York 11566 and GK Intelligent Systems, Inc., (hereinafter referred to as the "GK" or the "Company"), whose principal place of business is located at 2602 Yorktown Place, Houston, Texas 77056.

     Whereas, the Company wishes to engage the services of the Consultants to provide services relating to GK for the period provided in this Agreement and the Consultants are willing to provide their services to the Company for the said period under the terms and conditions hereinafter provided.

     Now, Therefore, for and in consideration of the payments, the premises and the mutual promises and covenants herein provided, the parties hereto agree as follows:

1. Engagement: The Company agrees to and does hereby engage the Consultants and the Consultants agree to and do hereby accept engagement by the Company commencing on April 24, 2003 for an initial period of fifty two (52) days and ending on June 15, 2003; renewable thereafter at terms mutually agreed to by both the Company and the Consultants.

2. Services:

     2.1 The Consultants shall use best efforts to provide public relations services to GK as deemed appropriate by the Consultants upon consultation with the Company. It is understood and agreed by both the Consultants and the Company that all of the efforts of the Consultants pursuant to this Agreement will be on a "best efforts" basis only and that the Consultants make no representations or warranties that the share price or trading volume of the Company's shares will reach any particular level during the term of this Agreement.

     2.2 The Consultants shall render to the Company the services described below for the benefit of GK, with respect to which the Consultants shall apply best efforts and devote such time as shall be reasonably necessary to perform their duties hereunder and advance the interests of GK. The Consultants shall report to such persons as the Company may designate.

     2.3 The services to be rendered by the Consultants under this Agreement shall under no circumstances include the following:

          a. Any activities that could be deemed to constitute the practice of law or of public accounting; and

          b. Any activities that constitute performance or the payment thereof based on inside information.

     2.4 The Consultants agree to provide financial public relations services and utilize their marketing skills to represent GK via fax, telephone, e-mail, private client meetings and introduction to prospective broker-dealers as well as the preparation of promotional materials relating to GK, including without limitation the following services:

          a. Prepare a comprehensive background report on the Company for dissemination to the financial community;

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

          b. Review, comment on, and assist in the preparation of newsletters, descriptive literature, along with other reports to shareholders, stockbrokers, institutions and analysts as well as the dissemination of information through major Newswire and Media services;

          c. Communicate with its broker network, consisting of retail stockbrokers, institutions and analysts relating to GK, its business, prospects and financial condition, including road show presentations, both domestic and abroad, as well as one-on-on meetings with institutional fund managers, and strategic partnership candidates, as deemed viable and appropriate;

          d. Present GK and its management to prospective Broker Dealers, institutional Investors and Investment Banking relationships for the purpose of attracting recognition within the public markets and attaining capital through various sources; and,

          e. Assist GK in attracting additional market makers.

     3. Compensation: In consideration of the services to be provided by Consultant pursuant to this Agreement, the Company hereby agrees to pay to Consultant a fee, as follows:

          Upon the execution of this agreement, the Company shall deliver to the Consultants a total of 100,000 shares of GK Intelligent Systems, Inc. common stock (the "Shares"), valued at $0.15 per share, reflecting the final price as of the close of trading on April 23, 2003. The issuance of said shares shall be subject to the filing of a Registration Statements under the terms and conditions as set forth below in Section 6.

          Said shares shall be issued in the name of Steven F. Kessler, the Consultant.

     4. Engagement Period: Upon the mutual consent of both parties to this Agreement, this Agreement may be extended for an additional period under terms that are mutually acceptable to both parties.

     5. General:

          5.1 Compliance. The parties acknowledge and agree that the Company files reports to meet the requirements of the Securities Exchange Act of 1934 as amended (the "1934" Act), and that the Securities Act of 1933 (the "1933" Act), the 1934 Act, the rules and regulations promulgated thereunder and the various state securities laws (collectively, "Securities Laws") impose significant burdens and limitations on the dissemination of certain information about GK by GK and by persons acting for or on behalf of the Company. Each of the parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement; and without limiting the generality of the foregoing, the Company hereby agrees (i) all information about GK provided to the Consultant by or on behalf of the Company which may be disseminated to the public by the Consultant in providing any public relations or other services pursuant to the Agreement shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading,
          (ii) the Company shall promptly notify the Consultant if the Company becomes aware that the Consultant has publicly made any untrue statement of a material fact regarding GK or has omitted to state any material fact necessary to make the public statements made by the Consultant about the Company in light of the circumstances in which they were made, not misleading, and (iii) the Company shall promptly notify the Consultant of any quiet period or blackout period or other similar period during which public statements by or on behalf of GK are restricted by any Securities Law. The Consultant hereby agrees that (a) it shall only provide or disseminate information about GK in the form and content provided to the Consultant by the Company; and
          (2) no other information about GK shall be disseminated by the Consultant without the prior written consent of the Company. Each party (an "indemnifying party") hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other party (the "indemnified party") for any damages caused to the indemnified party by the indemnifying party's breach or violation of any Securities Law, except to the extent that the indemnifying party's breach or violation of a Securities Law is caused by the indemnified party's breach or violation or the Agreement, or any Securities Law.

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
          5.2 Secrets. The parties hereto recognize that it is fundamental to the business, technologies and operations of GK, its subsidiaries and divisions thereof to preserve the specialized knowledge, trade secrets, and confidential information of the foregoing entities. The strength and good will of GK is derived from the specialized knowledge, trade secrets, and confidential information generated from experience through the activities undertaken by GK, its subsidiaries and divisions thereof. The disclosure of any of such information and the knowledge thereof on the part of competitors would be beneficial to such competitors and detrimental to GK, its subsidiaries and divisions thereof, as would the disclosure of information about its technologies, marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, concepts, ideas, process developments (whether or not patentable), customer and client agreements, vendor and supplier agreements and similar items. By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets, and confidential information such as that described herein about the business and operation of GK, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder, any information relating to the business, operation or other affairs of GK, its subsidiaries and divisions thereof, including but not limited to, confidential information concerning technologies, marketing practices, pricing practices, costs, profit margins, products, methods, guidelines, procedures, engineering designs and standards, design specifications, analytical techniques, technical information, customer, client, vendor or supplier information, employee information, or other confidential information acquired by each of them in the course of providing services for the Company. The Consultant agrees to hold as the property of GK all notes, memoranda, books, records, papers, letters, technical information and other data and all copies thereof and therefrom in any way relating to the business or operation of GK, its subsidiaries and divisions thereof, whether made by GK, the Company or the Consultant or as may otherwise come into the possession of the Consultant. Upon termination of this Agreement or upon the demand of the Company, at any time, the Consultant shall deliver the same to the Company within twenty-four
          (24) hours, of such termination or demand.

               The parties hereto mutually acknowledge and agree that in the event of any material default under this Section 5.2, the injury to the Company will be irreparable and damages will be inadequate and that, in addition to any other remedy provided by law, the Company shall be entitled to liquidated damages consisting of the 100,000 shares issued as compensation under this Agreement or any proceeds derived there from.

          5.3 Liability of Consultant. In furnishing the Company with services as herein provided, neither the Consultant nor any agent thereof shall be liable to the Company or its creditors for, and are by these presents fully exculpated from liability for, errors of judgment or for anything except malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of action or non-action on the basis of any advice, recommendation or approval of the Consultant, its employees or agents. The parties further acknowledge that the Consultant takes no responsibility for the accuracy of any statements to be made by GK contained in press releases or other communications, including without limitation filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

          5.4 Disclosure by the Company. The Company agrees to deliver to the Consultant all reasonably requested information to enable the Consultant to perform its duties hereunder. The Company fully acknowledges that the Consultant is relying on such information and

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
          confirms that all such information shall be true and correct. In the event that any information is not true and correct, the Company will indemnify the Consultant and against any and all loss, liability, cost, damage, and expense and shall continue to be liable for payment of all compensation to the Consultant herein provided for the entire term of the engagement.

          5.5 Consultant as Independent Contractor. The Consultant shall, in all respects hereunder be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the Company nor shall it be under the control or direction of the Company.

          5.6 Other Activities of the Consultant. The Company recognizes and acknowledges that the Consultant now renders and may continue to render consulting services to other companies, which may or may not have policies and conduct activities similar to those of the Company.

     6. Registration Rights:

          6.1 "Piggyback" Registration Rights. If at any time during the two year period following the execution of this Agreement (the "Registration Rights Period"), the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to the Consultants. Upon the written request from the Consultants within 15 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all the Shares to be included in such registration statement, to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Shares to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 6.1 shall be underwritten in whole or in part, the Company may require that the Shares requested for inclusion pursuant to this Section 6.1 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Shares originally covered by a request for registration (the "Requested Stock") would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

          The obligation of the Company under this Section 6.1 shall not apply to any of the Shares that at such time are eligible for immediate resale pursuant to Rule 144(k) under the Act. The Company shall pay the expenses described in Section 6.2 for the registration statement filed pursuant to this Section 6.1, except for underwriting discounts and commissions and legal fees of the Requesting Holders, which shall be borne by the Requesting Holders.

          6.2 Registration Procedures. The Company will:

               a. Prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for a period not to exceed ninety (90) days from the time when such registration statement has become effective;

               b. Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for a period of not to exceed ninety (90) days months from the time when such registration statement has become effective;

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
               c. Furnish to the holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               d. Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               e. Notify the holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               f. Notify the holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

               g. Prepare and file with the SEC, promptly upon the request of any holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holders;

               h. Prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

               i. Advise the holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          6.3 Expenses.

               a. With respect to any registration pursuant to Sections 6.1 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph 6.3 (b) below) in connection therewith shall be borne by the Company, provided, however, that the holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

               b. The fees, costs and expenses of registration to be borne by the Company as provided in paragraph 6.3 (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and

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
               accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 6.3 (a) above). Fees and disbursements of counsel and accountants for the holders and any other expenses incurred by the holders not expressly included above shall be borne by the holders.

          6.4 Indemnification.

               a. The Company will indemnify and hold harmless each holder of the Shares which are included in a registration statement pursuant to the provisions of Section 6.1 hereof, its directors and officers, and any underwriter (as defined in the Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

               b. Each holder of the Shares included in a registration pursuant to the provisions of Section 6.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

               c. Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 6.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to

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
               assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     7. Miscellaneous:

          7.1 Notices. All notices permitted to be given hereunder shall be delivered by hand, e-mail, facsimile (fax), certified mail, return receipt requested or recognized courier service to the party to whom such notice is required or permitted to be given hereunder. Any notice delivered, in the manner herein provided, to any address designated for such delivery by such receiving party, notwithstanding the refusal of such party or other person to accept such delivery, shall be deemed effectively given. Either party may change the address to which notice to it is to be addressed, by notice as provided herein. The fax and telephone number, street and suite number, and city, state and zip code addresses of the parties for the purposes of notice hereunder are set forth herein:

                Strategic Resources International, Inc.
                1102 Meadowbrook Road
                North Merrick, New York 11566
                Telephone/Fax: (516) 539-0339

                GK Intelligent Systems, Inc.
                2602 Yorktown Place
                Houston, Texas 770576
                Telephone/Fax: (713) 840-7722

          7.2 Applicable Law and Arbitration. This Agreement shall be interpreted and enforced in accordance with the laws of Texas. Any controversy, claim or dispute arising out of or related to this Agreement shall be settled by arbitration under the auspices of, and in accordance with the rules then obtaining, of the American Arbitration Association in the City of Houston.

          7.3 Interpretation. Whenever possible, each section of this Agreement shall be interpreted, in such manner as to be effective and valid under applicable law, but if any section is unenforceable or invalid under such law, such section shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such section and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

          7.4 Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

          7.5 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed. Any failure of the other party hereto to object to such noncompliance, except by way of a specific waiver thereof in writing, shall not be deemed a waiver hereunder. An effective waiver of any single act or instance of noncompliance shall not be deemed a waiver of, or to be in any way applicable to, any other or different act or instance of noncompliance.

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

          7.6 Entire Agreement and Modification. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transactions provided herein. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof. This Agreement may not be changed, modified, altered or amended absent a writing specifically setting forth the same duly executed by all parties hereto.

          7.7 Specific Performance. The parties hereto mutually acknowledge and agree that in the event of any material default by either party under this Agreement, the injury to the aggrieved party will be irreparable and damages will be inadequate and that, in addition to any other remedy provided by law, the aggrieved party shall, at its option, be entitled either to specific performance of the Agreement, or to cancellation thereof.

          7.8 Survival of Agreements. Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements set forth herein shall be deemed to be continuing and shall survive the expiration of the Engagement Period and shall likewise survive termination of this Agreement and remain in full force end effect regardless of the cause of such termination and shall likewise survive termination of this Agreement and remain in full force and effect regardless of the cause of such termination.

          7.9 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          7.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          7.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their proper corporate officers, thereunto duly authorized, as of this the twenty-fourth day of April 2003,

                                                GK INTELLIGENT SYSTEMS, INC.

Dated: 4/24/03                                  /S/ Gary F. Kimmons
                                                -------------------------------
                                                By: Gary F. Kimmons
                                                Its:  President and CEO

                                                STRATEGIC RESOURCES
                                                INTERNATIONAL, INC.


Dated: 4/24/03                                  /S/ Steve F. Kessler
                                                -------------------------------
                                                By: Steve F. Kessler
                                                Its:  President


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